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                                                                    Exhibit 10.8

                                                                 EXECUTION DRAFT

                                                              Closing Item No. 1






                                   AGREEMENT


                                    Between


                          COUNTY OF CARROLL, KENTUCKY


                                      and


                            KENTUCKY LADDER COMPANY


                         Dated as of September 1, 1990



















The interest of the County of Carroll, Kentucky under the Lease Agreement has been assigned to Dal-Ichi Kangyo Trust Company of New York, as Trustee (the "Trustee") in Section 4.7, hereof and in a Trust Indenture dated as of September 1, 1990 between the County and the Trustee.

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                               TABLE OF CONTENTS
                               -----------------


                                                                         Page
                                                                         ----
I.      Background, Representations and Findings ..........................1
Section 1.1     Background ................................................1
Section 1.2     Definitions ...............................................1
Section 1.3     Company Representations ...................................4
Section 1.4     Issuer Representations and Findings .......................5

II.     Leasing of Premises and Construction of Project
        Facilities ........................................................6

Section 2.1     Acquisition and Transfer of Land; Possession
                and Quiet Enjoyment by Company ............................6
Section 2.2     Contracts for Project Facilities ..........................6
Section 2.3     Provisions with Respect to Title ..........................7
Section 2.4     Description of Project Facilities .........................7
Section 2.5     Administration of Contracts ...............................7
Section 2.6     Notices and Permits .......................................7
Section 2.7     Additions and Changes to Project Facilities ...............7

III.    Financing of Project ..............................................7

Section 3.1     Issuance of Bonds .........................................7
Section 3.2     Construction Fund .........................................8
Section 3.3     Bonds Not to Become Arbitrage Bonds; Fixed Rate ...........8
Section 3.4     Restriction on Use of Construction Fund ...................8
Section 3.5     Three-Year Expenditure Requirements .......................9
Section 3.6     Completion of Project Facilities; Excess Bond Proceeds ....9
Section 3.7     No "Same Issue" Bonds .....................................9

IV.     Lease of Project Facilities .......................................9

Section 4.1     Lease of Project Facilities ...............................9
Section 4.2     Security Interest .........................................9
Section 4.3     Payment of Rent ..........................................10
Section 4.4     Letter of Credit .........................................10
Section 4.5     Acceleration of Payment to Redeem Bonds ..................11
Section 4.6     No Defense or Set-Off ....................................11
Section 4.7     Assignment of Issuer's Rights ............................11
Section 4.8     Adjustments ..............................................11

V.      Covenants of Company .............................................12

Section 5.1     Maintenance and Operation of Project Facilities ..........12
Section 5.2     Maintenance of Existence .................................12
Section 5.3     Payment of Compensation and Expenses of Trustee,
                Remarketing Agent and Tender Agent .......................12
Section 5.4     Payment of Issuer's Fees and Expenses ....................12
Section 5.5     Indemnity Against Claims .................................13
Section 5.6     Damage to or Condemnation of Project Facilities ..........14


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Section 5.7     Taxes, Other Governmental Charges and
                Utility Charges ..........................................14
Section 5.8     Insurance ................................................15
Section 5.9     Prohibition of Liens .....................................15
Section 5.10    Company's Sublease of Project Facilities .................16
Section 5.11    Granting of Easements ....................................17
Section 5.12    Compliance with Laws .....................................17
Section 5.13    Financing Statements .....................................17
Section 5.14    Limitation on Capital Expenditures .......................18
Section 5.15    Restricted and Prohibited Activities .....................18
Section 5.16    $40,000,000 Limit ........................................18
Section 5.17    Arbitrage Rebate .........................................19

VI.     Events of Defaults and Remedies ..................................19

Section 6.1     Events of Default; Acceleration ..........................19
Section 6.2     Payment of Rental on Default; Suit Therefor ..............21
Section 6.3     Other Remedies ...........................................21
Section 6.4     Cumulative Rights ........................................22

VII.    Options of Company ...............................................22

Section 7.1     Option to Prepay .........................................22
Section 7.2     Option to Purchase .......................................22

VIII.   Miscellaneous ....................................................23

Section 8.1     Limitation of Liability of Issuer ........................23
Section 8.2     Notices ..................................................23
Section 8.3     Severability .............................................24
Section 8.4     Applicable Law ...........................................24
Section 8.5     Assignment; Successors and Assigns .......................24
Section 8.6     Enforcement of Certain Provisions by the Bank ............25
Section 8.7     Amendments ...............................................25
Section 8.8     Term of Agreement ........................................25
Section 8.9     No Warranty by issuer of Condition, Suitability
                or Zoning of Project .....................................25
Section 8.10    Company's Federal Income Taxation ........................25
Section 8.11    Amounts Remaining in Bond Fund or
                Construction Fund ........................................26
Section 8.12    Survival of Covenants, Conditions and
                Representations ..........................................26
Section 8.13    Receipt of indenture .....................................26
Section 8.14    Headings .................................................26

                                   ----------


Exhibit A - Real Estate Description
Exhibit B - Description of Project Facilities


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        LEASE AGREEMENT dated as of September 1, 1990 (the "Lease") between
COUNTY OF CARROLL, KENTUCKY (the "Issuer") and KENTUCKY LADDER COMPANY, a Pennsylvania corporation qualified to do business in Kentucky (the "Company").

I.      Background, Representations and Findings.

        Section 1.1  BACKGROUND.

                  (a) The Issuer is a county and political subdivision of the Commonwealth of Kentucky (the "State") under the laws of the Commonwealth of Kentucky. Under Chapter 103 of the Kentucky Revised Statutes, as amended (the "Act"), the Issuer is authorized to enter into agreements providing for the acquisition, construction and equipping of industrial building projects and the sale or lease thereof to industrial occupants for the public purposes of alleviating conditions of unemployment, maintaining employment at a high level, and creating and developing business opportunities by the acquisition, construction, improvement and financing of industrial and manufacturing enterprises.

                  (b) The Issuer has undertaken the financing of the costs of a project (the "Project") consisting of (1) the financing of the acquisition and construction on a parcel of land located in the Carroll County Industrial Park in Carroll County, Kentucky (the "Premises") of an approximately 193,000 square foot facility (the Premises and facilities being herein collectively called the "Project Facilities") and (2) the lease of the Project Facilities to the Company. The Premises are more fully described in Exhibit A attached hereto and made a part hereof, or such other tract of land located in the County as the Company may substitute for the tract so described (in which case a metes and bounds description for such tract shall be substituted and shall be the "Premises"). The Project Facilities shall be used by the Company in the manufacturing, processing and assembly of climbing ladder and related products, together with storage, warehousing and distribution facilities with respect thereto. A more complete description of the Project Facilities to be financed as part of the Project and the estimated costs thereof is set forth in Exhibit B attached to this Lease. The Issuer and the Company intend that the Issuer's bonds issued to finance the Project will constitute an exempt small issue for the purposes of Section 144(a)(4)(A) of the Internal Revenue Code of 1986 (including any amendments and successor provisions thereto and the rules and regulations thereunder, the "Code"), so that interest on such bonds will not be included in the gross income of tine recipients thereof under the Code.

        Section 1.2 DEFINITIONS. In this Lease (except as otherwise expressly provided or unless the context otherwise requires) defined terms may be used in the singular or the

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plural, the use of any gender includes all other genders, and the following terms shall have the meanings specified in the foregoing recitals:


        Act                               Premises
        Code                              Project
        Lease                             Project Facilities
        Issuer                            State

In addition, the following terms shall have the meanings specified in this Section, unless the context otherwise requires:

        "Bank" means The Dai-Ichi Kangyo Bank, Limited, New York Branch, as issuer of the original Letter of Credit and any bank or financial institution issuing any replacement Letter of Credit.

        "Bond" or "Bonds" means the Variable Rate Demand Industrial Building Revenue Bonds (Kentucky Ladder Company) issued under the Indenture in the original aggregate principal amount of $5,000,000.

        "Condemnation Award" means any award or payment (less any expenses, including attorneys' fees, incurred by the Issuer, the Trustee, the Bank or the Company in connection therewith) which may be made with respect to the Project Facilities as a result of (i) the taking of all or a portion of the Project Facilities by the exercise of the right of eminent domain by any governmental body, or by any person, firm or corporation acting under governmental authority (or a bona fide sale in lieu of such taking) or (ii) the alteration of the grade of any street.

        "Contracts" means the contracts and purchase orders awarded by the Company pursuant to Section 2.2.

        "Cost" or "Costs" means any cost of the Project or in respect of the Project Facilities now or hereafter permitted under the Act. Without limiting the generality of the foregoing; such costs may include: (i) amounts payable to contractors and suppliers (including fees for designing Project Facilities where the designs are provided by the contractor or supplier); (ii) costs of labor, services, materials, supplies and equipment furnished by the Company (including shipping costs), (iii) architectural, engineering, legal and other professional fees, marketing costs and brokerage commissions; (iv) interest on the Bonds to the extent permitted by the Act; and (v) costs of financing, including but not limited to bond discount, printing expense, recording fees, Trustee, Tender Agent, Co-Trustee and Remarketing Agent fees, Letter of Credit issuance fees and expenses and legal and accounting fees.

         "County" means the County of Carroll, located within the Commonwealth of Kentucky.


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         "Event of Default" means any of the events described in Section 6.1 hereof.

        "Force Majeure" means any cause, circumstance or event not reasonably within the control of the Company, including, without limitation, the following: acts of God; strikes, lock-outs or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of the State or any of their departments, agencies, political subdivisions or officials, or any civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; droughts; floods; washouts; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; and shortages of labor, materials, supplies or transportation; provided that lack of funds on the part of the Company shall not be deemed to be a Force Majeure.

        "Indenture" means the Issuer's Trust Indenture dated as of the date hereof to the Trustee, as amended or supplemented at the time in question.

        "Leasehold Mortgage" means the Leasehold Mortgage and Security Agreement dated as of September 1, 1990 from the Company to the Bank.

        "Letter of Credit" means the Bank's original Letter of Credit in favor of the Tender Agent or any substitute therefor or any replacement letter of credit or similar credit facility delivered to the Tender Agent pursuant to
Section 7.05 or 7.07 of the Indenture or any Fixed Rate Letter of Credit.

        "Placement Agreement" means the Placement Agreement dated as of August 24, 1990 between the Company and Manufacturers Hanover Securities Corporation, as Placement Agent.

        "Reimbursement Agreement" means the Reimbursement Agreement dated as of September 1, 1990 between the Company and the Bank, as the same may be amended from time to time and filed with the Trustee and the Tender Agent, and any agreement of the Company with the Bank issuing a replacement Letter of Credit setting forth the obligations of the Company to such Bank arising out of any payments under the replacement Letter of Credit and which provides that it shall be deemed to be a Reimbursement Agreement for the purpose of the Indenture.

        "Remarketing Agent" means Manufacturers Hanover Securities Corporation and its successors in such capacity as provided in Section 14.01 of the Indenture.

        "Rental" means the aggregate rental payments to be paid by the Company for the lease of the Project Facilities pursuant to Section 4.3.


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        "Tender Agent" means the entity appointed as such by the Issuer and accepting such appointment for the time being pursuant to Article XIII of the Indenture.

        "Trustee" means Dai-Ichi Kangyo Trust Company of New York, having its principal corporate trust office in New York, New York, and its successors in the trust under the Indenture.

        The words "hereof," "herein," "hereto," "hereby" and "hereunder" refer to this entire Lease. Unless otherwise indicated, all references to particular Articles or Sections are references to the Articles or Sections of this Lease. All capitalized terms used but not otherwise defined in this Lease shall have the meanings ascribed to them in the Indenture.

         Section 1.3 COMPANY REPRESENTATIONS. The Company represents that:

        (a) It is a corporation, duly organized and existing under the laws of the Commonwealth of Pennsylvania, and has been duly qualified to conduct its business under the laws of the State. The making and performance of this Lease on the Company's part have been duly authorized in accordance with the terms and provisions of the Company's bylaws and will not violate or conflict with any governmental rule or regulation of the United States or of the state in which the Company is incorporated, or with any agreement, instrument or document by which the Company or any of its properties is bound.

        (b) The Project Facilities consist of land or property of a character subject to allowance for depreciation under Section 167 of the Code.

        (c) The acquisition, construction, renovation and equipping of the Project Facilities, as provided under this Lease, will tend to promote the employment and general welfare of the residents of the County and the State by promoting the continuation and expansion of gainful employment opportunities for such residents. The availability of financial assistance by the Issuer makes it possible for the Company to undertake the acquisition and construction of the Project Facilities.

        (d) The proceeds of the Bonds will not exceed the Costs of the Project.

        (e) The Company has acquired or will acquire before they are needed all material permits and licenses and has satisfied or will satisfy other requirements necessary for the acquisition, construction and operation of the Project Facilities.

        (f) The Company intends to lease and operate the Project Facilities as a manufacturing facility and as a



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"building" or "industrial building"  within the meaning of the Act.

         Section 1.4 ISSUER REPRESENTATIONS AND FINDINGS. The Issuer hereby confirms its findings and represents that:

        (a) The Issuer is a county and political subdivision duly organized and existing under the constitution and laws of the State (including the Act) and is authorized and empowered by the constitution and laws of the State and its ordinance dated September 11, 1990 to enter into the transactions contemplated by this Lease and to carry out its obligations hereunder. The Project constitutes and will constitute an industrial building project within the meaning of the Act.

        (b) Based on representations and information furnished to the Issuer by or on behalf of the Company, the Issuer has found that the Company is engaged in industrial activities in the State requiring substantial capital and creating substantial employment opportunities, that its operations contribute to economic growth and the creation of employment opportunities in the State, and that the Company is financially responsible to assume its obligations prescribed by this Lease and the Act.

        (c) Based on representations and information furnished to the Issuer by or on behalf of the Company, the Issuer has found that the Project will promote the health, safety and general welfare of the people of the State and the public purposes of the Act by alleviating conditions of unemployment and by maintaining employment at a high level and creating and developing business opportunities in the State.

        (d) The Project Facilities are, and will be, located wholly within the boundaries of the County.

        (e) The Project has been approved by a publicly elected local official as required by the Code, after a public hearing held upon at least two weeks public notice.

        (f) The issuance of the Bonds and the execution of this Lease and the Indenture have been approved by the Issuer at a duly constituted meeting.

        (g) Except as otherwise permitted by this Lease, the Issuer covenants that it has not and will not pledge the income and revenues derived from this Lease other than to secure the Bonds or the related obligations of the Company to the Bank under the Reimbursement Agreement.







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         II. Leasing of Premises and Construction of Project Facilities.

        Section 2.1 ACQUISITION AND TRANSFER OF LAND; POSSESSION AND QUIET ENJOYMENT BY COMPANY. The Company has caused the acquisition of the Premises by the Issuer. Upon acquisition of the Premises by the Issuer, the Company will pay all expenses of such transfer, including any and all applicable real estate transfer and other taxes and legal, recording, notary and other similar fees and charges. The Company agrees to pay all charges and costs including but not limited to legal fees, recording fees, notary fees and any other similar fees and charges. Acquisition of or work on certain portions of the Project Facilities may have been commenced or completed on or before the date the Issuer issues the Bonds under this Lease. The Company by deed, bill of sale or other appropriate instrument agrees to grant, convey and assign to the Issuer all of its right, title and interest in and to the Project Facilities (other than portions thereof which are not purchased with proceeds of the Bonds).
Upon request of the Issuer, the Company will grant, convey and assign or cause to be granted, conveyed and assigned, to the Issuer, by deed, bill of sale, lease, assignment, license, grant of easements or other appropriate instrument, such interests as it may have in the Project Facilities and such additional rights as the Issuer shall require in order to comply with the Act. The Issuer agrees that so long as no Event of Default hereunder or under the Indenture has occurred and is continuing, the Company, on performing the covenants and conditions contained herein, shall and may peaceably and quietly have, hold, enjoy and possess the Project Facilities, including such land and existing buildings, free from molestation, eviction or disturbance by the Issuer or by any other person or persons claiming the same, by, through or under the Issuer. The Issuer agrees that it will not create any lien, encumbrance or charge upon the Project Facilities other than the security intended to be given under the Indenture or the security intended to be given to the Bank to secure the Company's obligations under the Reimbursement Agreement, and that it will not grant any easement, license, right of way or other rights or privileges in the nature of easements with respect to the Project Facilities, or otherwise encumber the Project Facilities, without the prior written consent of the Company. Pursuant to Article VII hereof, upon payment in full of all amounts due as Rental under this Lease, the Issuer shall convey the Premises and the Project Facilities to the Company.

        Section 2.2 CONTRACTS FOR PROJECT FACILITIES. The Company has awarded or will award contracts and purchase orders (collectively, the "Contracts") covering the acquisition and construction of the Project Facilities. Each Contract for construction and/or renovation will contain a valid waiver by the contractor of the right to file and maintain any mechanic's liens on the Project Facilities, which waiver shall be filed before




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commencement of work by such contractor in the appropriate office of the County.
Subject to Force Majeure, the Company will proceed diligently with the acquisition and construction of the Project Facilities to completion. The
Company will pay all sums required to complete the same to the extent that the cost thereof is not provided pursuant to the Indenture.

        Section 2.3 PROVISIONS WITH RESPECT TO TITLE. Title to the improvements and related equipment included in the Project Facilities shall be deemed to vest in the Issuer as the materials and equipment constituting the same are delivered, erected, installed and/or put in place and immediately thereafter shall be deemed to be leased to the Company without any further action required of the Issuer or the Company, except that title to property not financed with any part of the proceeds of the Bonds shall not vest in the Issuer but shall remain in the Company.

        Section 2.4 DESCRIPTION OF PROJECT FACILITIES. The Company will revise Exhibit B and such supplemental information to reflect material additions to, deletions from and changes in the Project Facilities and will notify the Trustee of such modifications.

        Section 2.5 ADMINISTRATION OF CONTRACTS. The Company will have full responsibility for preparing, administering, amending and enforcing the Contracts and litigating or settling claims thereunder, and will be entitled to all warranties, guaranties and indemnities provided under the Contracts and by law.

        Section 2.6 NOTICES AND PERMITS. The Company shall give or cause to be given all notices and comply or cause compliance with all laws, ordinances, municipal rules and regulations and requirements of public authorities applying to or affecting the conduct of the work on the Project Facilities, and the Company will defend and save the Issuer, its members, officers, agents and employees, harmless from all fines due to failure to comply therewith. The Company shall procure or cause to be procured all material permits and licenses necessary for the prosecution of the work.

        Section 2.7 ADDITIONS AND CHANGES TO PROJECT FACILITIES. Subject to
Section 5.14, the Company may, at its option and at its own cost and expense, at any time and from time to time, make such improvements, additions and changes to the Project Facilities as it may deem to be desirable.

III.    Financing of Project.

        Section 3.1 ISSUANCE OF BONDS. In order to finance the Project Facilities, the Issuer, upon request of the Company, will issue and sell the Bonds up to the maximum aggregate principal amount of $5,000,000. The Bonds will be issued under




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and secured by the Indenture. The Bonds will be payable solely from payments made by the Company pursuant to the terms hereof, or from other moneys available for such purpose under the terms of the Indenture. The net proceeds of the Bonds shall be applied pursuant to Article III hereof and Section 2.11 of the Indenture.

        Section 3.2 CONSTRUCTION FUND. The net proceeds of the Bonds (exclusive of accrued interest, if any) will be deposited in the Construction Fund established under the Indenture for payment of Costs of the Project upon requisition by the Company as provided in Section 5.02 of the Indenture. The Company agrees that the sums so requisitioned from the Construction Fund will be used only for the Costs of the Project, and will not be used for any other purpose. The Company shall have the right to enforce payments from the Construction Fund upon compliance with the procedures set forth in this Section and Section 5.02 of the Indenture; provided that during the continuance of an Event of Default as defined in the Indenture, the Construction Fund shall be held for the benefit of holders of the Bonds in accordance with the provisions of the Indenture.

        Section 3.3 BONDS NOT TO BECOME ARBITRAGE BONDS; FIXED RATE. As provided in Article VIII of the Indenture, the Trustee will invest moneys held by or on behalf of the Trustee as directed by the Company except as otherwise provided in the Indenture. The Issuer and the Company hereby covenant to each other and to the holders of the Bonds that, notwithstanding any other provision of this Lease or any other instrument, they will neither make nor instruct the Trustee to make any investment or other use of the Construction Fund or other proceeds of the Bonds which would cause the Bonds to be arbitrage bonds under Section 148(a) or 103(b)(2) of the Code and the regulations thereunder, and that they will comply with the requirements of such Section and regulations throughout the term of the Bonds. The Company shall not elect to establish a Fixed Rate for the Bonds, unless it shall have first delivered to the Trustee the Favorable Opinion required by Section 3.03 of the Indenture.

        Section 3.4 RESTRICTION ON USE OF CONSTRUCTION FUND. The Company (i) shall not use or direct the use of moneys from the Construction Fund in any way, or take or omit to take any other action, so as to cause the interest on any Bonds to become subject to Federal income tax, (ii) shall not use more than 2% of the proceeds of the Bonds for costs of issuance thereof, (iii) shall use at least 95% of the proceeds of the Bonds for Costs constituting land or property of a character subject to an allowance for depreciation for federal tax purposes within the meaning of Section 167 of the Code, and (iii) shall not use the proceeds of the Bonds to acquire, construct or install facilities, the nature of which would cause the interest on the Bonds to become subject to federal income tax.





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


        Section 3.5 THREE-YEAR EXPENDITURE REQUIREMENTS. Except to the extent otherwise approved by a Favorable Opinion furnished by the Company to the Trustee, within three years of the date of original delivery and payment for the Bonds, the Company shall have completed the Project Facilities and caused all of the proceeds of the Bonds to be expended for Costs of the Project or to be transferred from the Construction Fund to the Bond Fund as described in Section 3.6.

        Section 3.6 COMPLETION OF PROJECT FACILITIES; EXCESS BOND PROCEEDS. When the Company certifies to the Trustee and the Issuer, in the manner provided in
Section 5.03 of the Indenture, that the Project Facilities are complete, any amounts remaining in the Construction Fund will be transferred to the Construction Fund Surplus Account in the Bond Fund and applied by the Trustee in accordance with Section 5.03 of the Indenture. Such application shall constitute payment of a portion of, and shall be credited against, the Purchase Price due from the Company to the Issuer. If for any reason the amount in the Construction Fund proves insufficient to pay all Costs of the Project, the Company will pay the remainder of such Costs.

        Section 3.7 NO "SAME ISSUE" BONDS. Neither the Company nor any other principal user of the Project Facilities, nor any related person, within the meaning of Section 144(a)(3) of the Code, has participated, or will participate, in the offering for sale or sale of any issue of private activity bonds within the meaning of Section 141 of the Code, which are or will be required to be aggregated with the Bonds as part of the "same issue" within the meaning of Revenue Rulings 81-216, 1981-2, C.B. 21.

                IV.     Lease of Project Facilities.

        Section 4.1 LEASE OF PROJECT FACILITIES. The Issuer hereby leases and rents to the Company, and the Company hereby accepts and does hereby lease and rent from the Issuer, the Project Facilities, under and subject to all easements, covenants, reversions, conditions and restrictions existing at the time of settlement pursuant to Section 4.7, for the Rental set forth in Section 4.3.

        Section 4.2  SECURITY INTEREST.

        (a) In order to secure its obligations hereunder, the Company agrees that the issuer shall have a security interest, which shall be second in priority to the security interest of the Bank in "Funds Collateral" pursuant to the Reimbursement Agreement, subject only to the rights of the Trustee and the holders of the Bonds in all the Company's right, title and interest in and to all funds and investments thereof now or hereafter held by or on behalf of the Trustee or the Tender Agent under the Indenture as security for the payment of


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

the Bonds, including without limitation any and all construction funds, debt service funds and other funds and securities and other instruments comprising investments thereof and interest and other income derived therefrom held as security for the payment of the Bonds. The terms of this Section shall constitute a security agreement within the meaning of the State Uniform Commercial Code.

        (b) The Company agrees that its interest in the Project Facilities and its rights hereunder are and shall be subordinate to the rights of the Trustee under the Indenture, except for its right to prepay all of the amounts due hereunder and to cancel and terminate this Lease at any time, and agrees to comply with and be bound by all of the provisions thereof that are binding upon the Issuer.

        Section 4.3 PAYMENT OF RENT. The Rental to be paid by the Company for the lease of the Project Facilities will be an amount equal to the principal or applicable redemption price of, premium, if any, on and interest on the Bonds. The Rental shall be payable by the Company in monthly installments which as to amounts and due dates correspond to the payments of the principal or applicable redemption price of, premium (if any) on and interest on the Bonds. In addition to its obligation hereunder to pay the Rental, the Company also agrees to pay or cause to be paid to the Trustee any amount necessary to enable the Tender Agent to effect the purchase of Bonds for purchase pursuant to Article IV of the Indenture to the extent that moneys are not otherwise available therefor from the proceeds of the remarketing of such Bonds and/or from drawings on any Letter of Credit then held by the Tender Agent. Such Rental and other payment obligations shall be reduced to the extent that other moneys are available for such purpose in funds available for payment by the Trustee or the Tender Agent and a credit in respect thereof has been granted pursuant to the terms hereof or the terms of the Indenture. It Is the intention of the Issuer and the Company that, notwithstanding any other provision of this Agreement, the Trustee, as assignee of the Issuer, shall receive funds from or on behalf of the Company at such times and in such amounts as will enable the Issuer to meet all of its obligations under the Bonds, including any such obligations surviving the payment of the Bonds.

        Section 4.4 LETTER OF CREDIT. Concurrently with the issuance by the Issuer of the Bonds, the Company shall cause the Letter of Credit to be delivered to the Tender Agent. The Company may also from time to time cause the extension of the Letter of Credit or the delivery of another Letter of Credit in replacement therefor, to the extent permitted by the terms of the Indenture. It is anticipated that so long as any Letter of Credit is held by the Tender Agent, all payments of principal and interest on the Bonds will be funded from draws on the Letter of Credit.


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        Section 4.5 ACCELERATION OF PAYMENT TO REDEEM BONDS. Whenever the Bonds
are subject to optional redemption pursuant to the Indenture, the Issuer will be deemed, but only upon request of the Company to the Trustee, to have, directed the Trustee to call the same for redemption as provided in the Indenture. Whenever the Bonds are subject to mandatory redemption pursuant to the Indenture, the Company will cooperate with the Issuer and the Trustee in effecting such redemption. In the event of any mandatory or optional redemption of the Bonds, the Company will pay or cause to be paid on or before the date of redemption an amount equal to the applicable redemption price as a prepayment of that portion of the Rental corresponding to the Bonds to be redeemed, together with applicable premium (if any) and interest accrued to the date of redemption.

        Section 4.6 NO DEFENSE OR SET-OFF. The obligations of the Company to make or cause to be made payments of the Rental shall be absolute and unconditional without defense or set-off by reason of any default by the contractors under the Contracts or by the Issuer under this Lease or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, failure to complete the Project Facilities, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project Facilities, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required of the Company hereunder will be paid in full when due without any delay or diminution whatsoever. Payments of the Rental and additional sums required to be paid by or on behalf of the Company hereunder shall be received by the Issuer or the Trustee as net sums and the Company agrees to pay or cause to be paid all charges against or which might diminish such net sums.

        Section 4.7 ASSIGNMENT OF ISSUER'S RIGHTS. As security for the payment of the Bonds, the Issuer will assign in the Indenture and does hereby assign to the Trustee all the Issuer's rights under this Lease (except the rights of the Issuer to receive payments under Sections 5.4 and 5.5). The Company consents to such assignment and agrees to make or cause to be made payments of the Rental under Sections 4.3 and 4.5 directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Trustee.

        Section 4.8 ADJUSTMENTS. The Company agrees to pay all charges and costs which are required and whenever required in connection with the Issuer's acquisition of the Project Facilities and in connection with the conveyance of the Project Facilities from the Issuer to the Company. The Company agrees that the Issuer shall not be responsible for any inaccuracies in any settlement sheet in connection with the foregoing.

                V.      Covenants of Company.

        Section 5.1 MAINTENANCE AND OPERATION OF PROJECT FACILITIES.

        (a) During the term of this Lease, the Company will at its own cost and expense keep and maintain, or cause to be kept and maintained, in good repair and condition (excepting reasonable wear and tear) the Project Facilities and all additions and improvements thereto; provided that this covenant shall not prevent the Company from selling its interest in the Project Facilities pursuant to Section 7.5.

        (b) The Company will maintain and use the Project Facilities as a manufacturing facility with warehousing and distribution facilities related thereto, as set forth in the Company's Use of Bond Proceeds Certificate to be executed and delivered on the Closing Date, or, subject to the provisions of
Section 5.10, lease them to tenants for industrial use. The Company will not use or permit the use of the Project Facilities in any manner which would result in a violation of Section 144(a)(8) or Section 147(e) of the Code.

        (c) The Company agrees to timely pay, or cause to be paid, for any improvements to the Project Facilities lawfully done or lawfully ordered to be done by any municipal, state or Federal authority and to comply in all material respects at its own cost and expense with all lawful and enforceable notices received from public authorities from and after the date hereof, which affect the Project Facilities and the use and operation thereof, other than those improvements, orders and notices, the amount, validity or application of which is at the time being contested, in whole or in part, in good faith by appropriate proceedings.

        Section 5.2 MAINTENANCE OF EXISTENCE. The Company will maintain its existence and its qualification to do business in the State, subject to the provisions of the Reimbursement Agreement.

        Section 5.3 PAYMENT OF COMPENSATION AND EXPENSES OF TRUSTEE, REMARKETING AGENT AND TENDER AGENT. Except to the extent payment is provided from the Construction Fund, the Company will pay the Trustee's and Tender Agent's reasonable compensation and expenses under the Indenture (including any such amounts payable to a separate or co-trustee appointed by the Trustee pursuant to the Indenture), including all costs of redeeming Bonds thereunder. The Company will also pay the reasonable compensation of the Remarketing Agent for the performance of its duties and services under the Indenture.

        Section 5.4 PAYMENT OF ISSUER'S FEES AND EXPENSES. Except to the extent payment is provided from the Construction

Fund, the Company will pay the Issuer's standard administration fees (if any) and all reasonable expenses, including legal and accounting fees, incurred by the Issuer in connection with the issuance of the Bonds and the performance by the Issuer of its functions and duties under this Lease and the Indenture, plus advertising costs and all other out-of-pocket costs (including fees and expenses payable (and not subject to refund) at the end of each Bond Year thereafter so long any Bonds remain Outstanding).

        Section 5.5 INDEMNITY AGAINST CLAIMS. In the exercise of the powers of the Issuer, the Trustee or the Tender Agent under the Indenture or hereunder, including without limiting the foregoing the application of moneys, the investment of funds and the letting or other disposition of the Project Facilities upon the occurrence of an Event of Default, neither the Issuer, the Trustee, the Tender Agent nor their members, directors, officers, employees or agents shall be accountable to the Company for any action taken or omitted by any of them in good faith and with the belief that it is authorized or within the discretion or rights or powers conferred. The Issuer, the Trustee, the Tender Agent and their members, directors, officers, employees and agents shall be protected in acting upon any paper or document believed to be genuine, and any of them may conclusively rely upon the advice of counsel and may (but need not) require further evidence of any fact or matter before taking any action. No recourse shall be had by the Company for any claims based herein or on the Indenture against any member, director, officer, employee or agent of the Issuer, the Trustee or the Tender Agent alleging personal liability on the part of such person unless such claims are based upon the gross negligence, bad faith, fraud or deceit of such person. The Company will indemnify and hold harmless the Issuer, the Trustee, the Tender Agent and each member, director, officer, employee and agent of the Issuer, the Trustee or the Tender Agent against any and all claims, losses, damages or liabilities, joint and several, to which the Issuer, the Trustee, the Tender Agent or any member, director, officer, employee or agent of the Issuer, the Trustee or the Tender Agent may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise directly or indirectly out of the Project or are based upon any other act or omission in connection with the Project by the Issuer, the Trustee or the Tender Agent, unless the losses, damages or liabilities arise from the gross negligence or willful misconduct of the person to be indemnified. In the event any claim is made or action brought against the Issuer, the Trustee, the Tender Agent or any member, director, officer, employee or agent of the Issuer, the Trustee or the Tender Agent, except for claims or actions brought which arise from the gross negligence or willful misconduct of such person, the Issuer, the Trustee or the Tender Agent may direct the Company to assume the defense of the claim and any action brought thereon and pay all reasonable expenses (including attorney's fees) incurred therein; or the Issuer, the Trustee or the Tender Agent, after notice to the Company and the Company's failure to defend, may assume the defense of any such claim or action, the reasonable cost (including attorney's fees) of which shall be paid by the Company upon written request of the Issuer, the Trustee or the Tender Agent to the Company. The counsel selected by the Issuer, the Trustee or the Tender Agent to conduct such defense shall be approved by the Company, which approval shall not be unreasonably withheld. The Company may engage its own counsel to participate in the defense of any such action. The defense of any such claim shall include the taking of all actions necessary or appropriate thereto.

        Section 5.6 DAMAGE TO OR CONDEMNATION OF PROJECT FACILITIES. Damage to, destruction of or condemnation of all or a portion of the Project Facilities shall not terminate this Lease, or cause any abatement of or reduction in the payments to be made by the Company or otherwise affect the respective obligations of the Issuer or the Company, except as set forth in this Agreement.

        Section 5.7 TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Company shall pay, or cause to be paid before the same become delinquent, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project Facilities, including any equipment or related property installed or brought by the Company therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the revenues or income of the Issuer with respect to the sale of the Project Facilities), and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project Facilities. With respect to special assessments or other governmental charges that lawfully may be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term hereof. The Company may, at its expense, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom. The Company agrees that it will not use, as a basis for contesting or adjudicating any taxes or assessments upon the Project Facilities, the fact that the Issuer has an ownership interest therein. The Company also agrees to comply at its own cost and expense with all notices received from public authorities from and after the date hereof.

        The Company and the Issuer acknowledge that during the period in which title to the Project is held by the Issuer the Project will be exempt from certain real property taxes which would otherwise be payable by the Company to the Issuer in respect of the Project Facilities. The Company and the Issuer agree that during such period the Company shall make payments in lieu of taxes to the Issuer at the then current school rate plus .05 cents per $100 per annum on the value of the Project Facilities as improved (provided that in no event shall the assessed value of the Project Facilities for purposes of determining the amount of such payments exceed $3,500,000).

        Section 5.8  INSURANCE.

        (a) The Company shall at its own cost and expense obtain or cause be be obtained insurance policies naming the Company, the Issuer and the Bank as insureds, insuring against such risks, and in such amounts as are customarily insured against by entities owning facilities of like size and type to the Project Facilities, paying as the same become due and payable, all premiums in respect thereof, including but not necessarily limited to:

                (i) until the completion of the construction of the Project Facilities, builders' "all risk" insurance;

                (ii) from and after the completion of the construction of the Project Facilities, fire insurance with uniform standard extended coverage endorsements, and vandalism and malicious mischief insurance;

                (iii) comprehensive general liability insurance with minimum limits of $500,000 per person and $500,000 per occurrence, and property damage coverage with a minimum limit of $100,000; and

                (iv) workers' compensation coverage and any other type of insurance required by the laws of the State.

        (b) The Company shall require that any contractor employed for construction of the Project Facilities provide comprehensive general liability coverage and workers' compensation coverage in amounts customarily carried by contractors with respect to such construction.

        (c) The insurance policies or endorsements shall cover the entire Project Facilities and, if obtainable, shall provide that the coverage will not be reduced or cancelled without 30 days prior written notice to the Trustee and the Bank. The Company shall provide the Issuer, the Trustee and the Bank with certificates from the insurers at such times as may be necessary (but in no event less than once every three years) to show that insurance is being maintained as required by this Section.

        Section 5.9 PROHIBITION OF LIENS. The Company shall not create or suffer to be created by any other person any lien or charge upon the Construction Fund or the Project Facilities or any part thereof or upon the rents, contributions, charges, receipts or revenues therefrom, other than any easement, license, other right or privilege as permitted under Section 5.11 hereof or the Leasehold Mortgage; provided that nothing in this Lease shall limit the right of the Company to enforce payments from the Construction Fund pursuant to Section 5.02 of the Indenture. The Company further agrees to pay or cause to be discharged or make adequate provision to satisfy and discharge, within 90 days after the same shall become due, any such lien or charge and also all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon the Construction Fund, the Project Facilities or any part thereof or the revenues or income therefrom. Nothing in this Section shall require the Company to pay or cause to be discharged or make provision for any such lien or charge so long as the validity thereof shall be contested in good faith and so long as the Construction Fund, the Project Facilities or any part thereof are not subject to loss or forfeiture. The Issuer shall cooperate with the Company in any such contest and shall cooperate with the Company with respect to obtaining any necessary releases of liens or other encumbrances on the Project Facilities.

        Section 5.10 COMPANY'S SUBLEASE OF PROJECT FACILITIES. The Company may sublease any portion of the Project Facilities, but only subject to the following conditions:

                (a) No such sublease shall relieve the Company of its obligation to make the payments required under Sections 4.3 and 4.5 or to perform all other covenants hereunder, for which the Company shall remain primarily liable;

                (b) If the tenant would be deemed a "principal user" or "test period beneficiary" of the Project Facilities within the meaning of
        Section 103 of the Code, the Company shall have obtained and submitted to the Trustee a Favorable Opinion that the proposed lease will not have an adverse effect on the tax-exempt status of the Bonds;

                (c) Not more than an aggregate of 25% of the rentable space of the Project Facilities shall be leased to provide facilities the primary purpose of which is provision of retail food and beverage service, automobile sales or service, recreation or entertainment, nor shall such facilities furnish more than 25% of the rental revenues produced by the Project Facilities; and

                (d) Such lease shall contain covenants (i) forbidding any use of the leased premises which would constitute a violation of Section 144(a)(8) or Section 147(e) of the Code and (ii) if and as appropriate in the Favorable Opinion, with respect to the $10,000,000 limit of
        Section 144(a)(4)(A) of the Code and the $40,000,000 limit of Section 144(a)(10) of the Code.

        Section 5.11 GRANTING OF EASEMENTS. If no Event of Default under this Lease has occurred and is continuing, the Company may, notwithstanding anything contained in this Lease to the contrary, at any time or times, grant easements, licenses, rights of way and other rights or privileges with respect to any property included in the Project Facilities, free from the lien of this Lease, or release existing easements, licenses, rights of way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Company shall determine. The Issuer agrees that it will execute and deliver or will cause the execution and delivery of, and will cause and direct the Trustee to execute and deliver, any instrument necessary or appropriate to confirm and grant or release any such easement, license, right of way or other right or privilege. If no Event of Default has occurred and is continuing, any payments or other consideration received by the Company for any such grant shall be and remain the property of the Company but, if an Event of Default has occurred and is continuing, all rights then existing of the Company with respect to or under such grant, shall inure to the benefit of the Trustee.

        Section 5.12 COMPLIANCE WITH LAWS. With respect to the Project Facilities and any additions, alterations or improvements thereto, the Company will at all times comply in all material respects with all applicable requirements of federal, state and local laws and with all applicable lawful requirements of any agency, board or commission created under the laws of the State or of any other duly constituted public authority, and will use, and permit the use of, the Project Facilities only for such purposes as are lawful under the Act; provided that the Company shall be deemed in compliance with this Section so long as it is contesting in good faith any such requirement by appropriate legal proceedings.

        Section 5.13 FINANCING STATEMENTS. The Company shall at the request of the Trustee and at the Company's own expense cause financing statements under the State Uniform Commercial Code to be filed in the places required by law in order to perfect the security interests created by Section 4.2 naming the Issuer as first secured party and the Trustee as assignee. From time to time, as reasonably requested by the Trustee, the Company shall furnish to the Trustee an opinion of counsel setting forth what actions, if any, should be taken by the Company or the Trustee to preserve such security interest in favor of the Trustee, and the right, title and interest of the Trustee in and to the trust estate created under the Indenture. The Company shall execute and file or cause to be executed and filed all further instruments as shall be required by law to preserve such security interest, and shall furnish satisfactory evidence to the Company of the filing and refiling of such instruments.

        Section 5.14 LIMITATION ON CAPITAL EXPENDITURES. Without having first obtained a Favorable Opinion, the Company will not make or permit to be made any capital expenditures, within the meaning of Section 144(a)(4)(A) of the Code, with respect to the Project Facilities or any other facilities in the County or with respect to any facilities contiguous or integrated with any such facilities within the meaning of Sections 1.103-l0(b)(2)(ii)(e) and 1.103-10(d)(2) of the Treasury Regulations (in this Section, "integrated facilities"), of which the Company, any other person who is a principal user of the Project Facilities or any related person is the owner, occupant or other principal user (in this Section, "capital expenditures"), which, when added to (i) the face amount of the Bonds and (ii) the outstanding amount of any other governmental obligations described in Section 144(a) of the Code issued with respect to any facilities located in Carroll County, Kentucky or with respect to any integrated facilities, of which the Company, any other person who is a principal user of the Project Facilities or any related person is the owner, occupant or other principal user, would make the total of such face amount, such outstanding amount and all capital expenditures for the six-year period beginning three years before the date of issuance of the Bonds, exceed $10,000,000, or such other limit as may, in the opinion of nationally recognized bond counsel, be permitted under the Code.

        SECTION 5.15  RESTRICTED AND PROHIBITED ACTIVITIES.

        (a) The Company covenants that not more than 25% of the proceeds of the Bonds shall be used (directly or indirectly) to provide any facilities the primary purposes of which is to provide retail food or beverage services, or the provision of recreation or entertainment, within the meaning of Section 144(a)(8) of the Code.

        (b) The Company covenants that no portion of the proceeds of the Bonds shall be used (directly or indirectly) to provide any facilities to be used for a private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or luxury box, health club facility, facility primarily used for gambling or store, the principal business of which is the sale of alcoholic beverages for consumption off premises, within the meaning of Section 144(a)(8) or Section 147(e) of the Code.

        Section 5.16 $40,000,000 LIMIT. The Company will not permit any person to become a principal user of the Project Facilities or a related person, and will not become a principal user or permit any related person to become a principal user of any other facilities, within the meaning of Section 144(a) of the
                                      -18-

Code, within the three-year period following the date that the Project Facilities are first placed in service if, as a result thereof the $40,000,000 limit of Section 144(a)(l0) of the Code would be violated with respect to the Bonds.

        Section 5.17 ARBITRAGE REBATE. Within 30 days after the end of each Bond Year, the Company shall determine the Excess Investment Earnings and deliver moneys to the Trustee for deposit into the Rebate Fund (or instruct the Trustee to transfer to the Rebate Fund moneys representing available arbitrage earnings, if any, in the Construction Fund or the Bond Fund) in an aggregate amount equal to the Excess Investment Earnings, if any. The Company shall instruct the Trustee to withdraw from the Rebate Fund and pay over to the United States (1) not less frequently than once each five years after the date of original delivery and payment for the Bonds, an amount equal to 90% of the net aggregate amount of Excess Investment Earnings deposited into the Rebate Fund during such period, plus all investment earnings on amounts on deposit in the Rebate Fund during such period (and not theretofore paid to the United States), and (2) not later than 30 days after the redemption, payment at maturity or other retirement of the last Bond, 100% of all moneys in the Rebate Fund. Because the Company's present intent is that all funds held under the Indenture shall be invested in investments the earnings on which are tax-exempt, the Issuer and the Company do not expect any such payments to be required.

                VI.     Events of Defaults and Remedies.

        Section 6.1 EVENTS OF DEFAULT; ACCELERATION. Each of the following events is hereby defined as, and is declared to be and to constitute, an "Event of Default" hereunder:

        (a) Failure by the Company to make or cause to be made any payment required to be made under Section 4.3 or 4.5 on or before the date the same is due; or

        (b) Failure or refusal by the Company to comply with any of its other covenants hereunder and such failure or refusal shall continue for a period of 60 days after written notice thereof has been given to the Company and the Bank by the Issuer or the Trustee; provided that if such failure is of such nature that it can be corrected but not within 60 days, it will not be an Event of Default so long as prompt corrective action is instituted and is diligently pursued; or

        (c) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, or (ii) admit in writing its inability to pay its debts generally as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) be adjudicated a bankrupt or insolvent, or (v) commence a voluntary case under the United States Bankruptcy

Code, or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief, or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of the Company, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Company an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Company in good faith, the same shall
(A) result in the entry of an order for relief or any such adjudication or appointment or (B) remain unvacated, undismissed and undischarged for a period of 90 days; or

        (d) If for any reason the Bonds are declared due and payable by acceleration in accordance with Section 11.02 of the Indenture; or

        (e) If the Trustee and the Tender Agent receive notice from the Bank (i) that an Event of Default as defined in the Reimbursement Agreement has occurred and is continuing arid (ii) requesting the Trustee to declare the principal of the outstanding Bonds immediately due and payable; or

        (f) If the Trustee and the Tender Agent receive notice from the Bank prior to the 10th day following a drawing under the Letter of Credit for interest on Bonds which remain outstanding after the application of the proceeds of such drawing, that the Letter of Credit will not be reinstated with respect to such interest;

then and in each and every such case the Trustee, by notice in writing to the Company, may, if such Event of Default has not been cured, declare all sums which the Company is obligated to pay under this Lease to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Lease contained to the contrary notwithstanding. In case the Trustee shall have proceeded to enforce any right under this Lease and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Issuer and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the

Company, the Issuer and its assignee or the Trustee shall continue as though no proceeding had been taken.

        Section 6.2 PAYMENT OF RENTAL ON DEFAULT; SUIT THEREFOR.

        (a) The Company covenants that, in case it shall fail to pay or cause to be paid any sum payable by or on behalf of the Company under Section 4.3 or 4.5 as and when the same shall become due and payable whether at maturity or by acceleration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee the whole amount of the Rental that then shall have become due and payable under such Sections; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Issuer, the Trustee and Tender Agent, their agents and counsel, and any expenses or liabilities incurred by the issuer, the Trustee or the Tender Agent. In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company the moneys adjudged or decreed to be payable.

        (b) In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the benefit of the creditors or the property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of the Rental, including interest owing and unpaid in respect thereof, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to Issuer or the Trustee, and to pay to the Issuer or the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

        Section 6.3 OTHER REMEDIES. Whenever all sums which the Company is obligated to pay under this Lease shall have been declared to be immediately due and payable, the Trustee may take whatever action may be available at law or in equity as may appear necessary or desirable to collect the Rental and any other amounts payable by the Company hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Lease.

        If any statute or rule of law shall validly limit the amount of damages to be paid under this Section to less than the amount provided in this Section, the Trustee shall be entitled to the maximum amount allowable under such statute or rule of law.

        Section 6.4 CUMULATIVE RIGHTS. No remedy conferred upon or reserved to the Issuer or the Trustee by this Lease is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No waiver by the Issuer or the Trustee of any breach by the Company of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach, and no delay or omission to exercise any right or power shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

        VII.    Options of Company

        Section 7.1 OPTION TO PREPAY. There is expressly reserved to the Company the right, and the Company is authorized and permitted, to prepay all or any part of the Rental payable hereunder on any installment payment date as set forth in the Indenture, but no partial prepayment shall alter the order or amount of periodic Rental payments otherwise required hereunder; and the Issuer agrees that the Trustee may accept such prepayment of the Bonds when the same is tendered by the Company. If the Company prepays the Bonds in full this Lease shall terminate.

        Section 7.2 OPTION TO PURCHASE. The Company shall have, and is hereby granted, the option to purchase the Project for a price equal to an amount of money sufficient to pay in full the principal amount of, premium, if any on and interest on the Bonds then outstanding, together with accrued interest, if any, to the date of such purchase arid any other amounts owed to the Trustee, the Bank or the Issuer under this Lease or the Indenture, and such payment together with written notice delivered by the Company to the Issuer will be deemed to be the exercise of such option.

        Upon payment in full of the Bonds as provided in the preceding paragraph and payment by the Company to the Issuer of consideration in the amount of Ten Dollars ($10.00), the Issuer shall execute, acknowledge and deliver such deed, bill of sale and/or other instrument or instruments as the Company may reasonably request or as may be necessary or appropriate to vest title to the Project in the Company or its assignee.

        Any conveyance, reconveyance or transfer of the Project by the Issuer to the Company or its assignee pursuant to this Section shall be by deed of special warranty, and the same shall be free and clear of all liens and encumbrances except such as exist on the date hereof, such as are created by the Issuer with the Company's approval arid such as are created by the Company. Costs of such conveyance, reconveyance or transfer, including the cost of state and local realty transfer taxes, shall be paid by the Company or its assignee.

        VIII.   Miscellaneous

        Section 8.1 LIMITATION OF LIABILITY OF ISSUER. This Lease does not pledge the general credit nor the taxing power of the Commonwealth of Kentucky or any political subdivision thereof or the County of Carroll. The liability of the undersigned shall be limited to the proceeds resulting from the sale of the Project Facilities and the rents, issues and profits therefrom.

        No covenant or agreement contained in this Lease shall be deemed to be the covenant or agreement of any member, officer, attorney, agent or employee of the Issuer in an individual capacity. No recourse shall be had for the payment of the principal, the interest thereon, the premium, if any, payable upon the redemption of the Bonds or for any amounts due under this Lease or any claim based thereon against any officer, member, agent, attorney or employee of the Issuer, past, present or future, or its successors or assigns, as such, either directly or through the Issuer, or any such successor, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all of such liability of such members, officers, agents, attorneys or employees being hereby released as a condition of and as a consideration for the execution and delivery of this Lease.

        Section 8.2 NOTICES. Notice hereunder shall be effective upon receipt and shall be given by personal service or by certified or registered mail, return receipt requested, to:

      The Issuer -   County of Carroll, Kentucky
                     County Courthouse
                     Carrollton, Kentucky 41008
                     Attn: County Judge/Executive

       The Company - Kentucky Ladder Company
                     93 Werner Road
                     Greenville, Pennsylvania 16125
                     Attn: Eric J. Werner, Esquire
                     Corporate Counsel

        The Trustee and -       Dai-Ichi Kangyo Trust Company
        Tender Agent              of New York
                                One World Trade Center
                                Suite 5031
                                New York, New York  10048
                                Attn: Corporate Trust Department

        The Bank -              The Dai-Ichi Kangyo Bank, Limited,
                                New York Branch
                                One World Trade Center
                                Suite 4911
                                New York, New York  10048
                                Attn: Loan Administration Dept.


        Section 8.3 SEVERABILITY. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Issuer or the Trustee in order to effect the provisions of this Lease.

        Section 8.4 APPLICABLE LAW. This Lease shall be deemed to be a contract made in the State and governed by the laws of the State.

        Section 8.5 ASSIGNMENT; Successors and Assigns. The Company shall not assign this Lease or any interest of the Company herein, either in whole or in part, without the prior written consent of the Trustee, which consent shall be given if the following conditions are fulfilled: (i) the assignee assumes in writing all of the obligations of the Company hereunder; (ii) neither the validity nor the enforceability of this Agreement shall be adversely affected by such assignment; (iii) the Project shall continue in the opinion of nationally recognized bond counsel to be a "project" as such term is defined in the Act after such assignment; (iv) such assignment shall not, in the opinion of nationally recognized bond counsel, have an adverse effect on the exclusion from gross income of interest on the Bonds for federal income tax purposes; and (v) if a Letter of Credit is held by the Tender Agent, the consent of the Bank. For purposes of this Section, no assignment shall be deemed to have occurred by reason of a change in the composition of the ownership of the Company. Subject to the foregoing, this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, and the terms "Issuer" and "Company" shall, where the context requires, include the respective successors and assigns of such persons. No assignment pursuant to this Section shall release the Company from its obligations under this Lease unless consented to by the Bank or, if there is no Letter of Credit securing the Bonds, the assignee has a net worth equal to or greater than that of the Company.

        Section 8.6 ENFORCEMENT OF CERTAIN PROVISIONS BY THE BANK. The Bank is hereby explicitly recognized as a third party beneficiary of this Lease.

        Section 8.7 AMENDMENTS. This Lease may not be amended except by an instrument in writing signed by the parties and, if such amendment occurs after the issuance of any of the Bonds, consented to by the Trustee.

        Section 8.8 TERM OF AGREEMENT. This Lease and the respective obligations of the parties hereto shall be in full force and effect from the date hereof until (i) the principal or redemption price of, premium, if any, on and all interest on the Bonds shall have been paid, or provision for such payment shall have been made pursuant to the terms of the Indenture, (ii) the Indenture shall have been released pursuant to Section 17.01 thereof, (iii) the Company shall have satisfied all its obligations under the Reimbursement Agreement, and (iv) the Company and the Issuer shall have satisfied their respective obligations under Section 4.7.

        Section 8.9 NO WARRANTY BY ISSUER OF CONDITION, SUITABILITY OR ZONING OF PROJECT. The Issuer makes no warranty, either express or implied, as to the condition of the Project Facilities or any part thereof or that they will be suitable for the Company's purposes or needs. The Company acknowledges and agrees that the Issuer is not a dealer in property of such kind, and that the Issuer has not made, and does not hereby make, any representation or warranty or covenant with respect to the merchantability, fitness for a particular purpose, condition or suitability of the Project Facilities in any respect or in connection with or for the purposes and uses of the Company or its tenants. The Issuer makes no representations as to the zoning of the Premises.

        Section 8.10 COMPANY'S FEDERAL INCOME TAXATION. Consistent with the terms and conditions of this Agreement, the Issuer agrees that the Company shall be deemed tine owner of the Project Facilities for federal income tax purposes and further agrees to cooperate fully with the Company in obtaining favorable federal income tax treatment of this lease and the Project Facilities subject hereto. For such purposes, the parties acknowledge their intent to create a valid lease herein, with legal title to the Project Facilities held by Issuer in order to comply with the provisions of the Act prior to the eventual transfer of such title to Company in the manner provided herein.

        Section 8.11 AMOUNTS REMAINING IN BOND FUND OR CONSTRUCTION FUND. It is agreed by the parties that any amounts remaining in the Bond Fund or Construction Fund, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) arid of the fees, charges and expenses of the Trustee and the Issuer in accordance with the Indenture, shall upon release of the Indenture pursuant to
Section 17.01 thereof, be paid by the Trustee to the Bank to the extent of any unreimbursed drawing under the Letter of Credit, or any other obligations owing by the Company to the Bank under the Reimbursement Agreement. Any remaining moneys shall belong to and be paid to the Company by the Trustee as overpayment of the Rental.

        Section 8.12 SURVIVAL OF COVENANTS, CONDITIONS AND REPRESENTATIONS. All covenants, conditions and representations of the Company contained herein which, by nature, impliedly or expressly involve performance in any particular manner after the delivery of the Issuer's deed or which cannot be ascertained to have been performed until after the said delivery, shall survive said delivery.

        Section 8.13 RECEIPT OF INDENTURE. Tine Company hereby acknowledges that it has received an executed copy of the Indenture and is familiar with its provisions, and agrees that it will take all such actions as are required or contemplated of it under the Indenture to preserve and protect tine rights of the Trustee and of the Bondholders thereunder and that it will not take any action which would cause a default thereunder. Any redemption of Bonds prior to maturity shall be effected as provided in the Indenture.

        Section 8.14 HEADINGS. The captions or headings in this Lease are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Lease to be executed and delivered as of the date first written above.


                                           COUNTY OF CARROLL, KENTUCKY
[SEAL]


Attest /s/                                  By /s/ Harold "Shorty" Tomlinson
      ---------------------------------       --------------------------------
      Clerk                                   County Judge/Executive


                                            KENTUCKY LADDER COMPANY

Attest /s/ Eric J. Werner                   By  /s/
     ----------------------------------       ---------------------------------
     Secretary                                      President

COUNTY OF CARROLL        )
                         ) : SS.
COMMONWEALTH OF KENTUCKY )



        The foregoing instrument was acknowledged before me this, the ____ day of _______________, 1990 by __________________ as ________________ of COUNTY OF
CARROLL, KENTUCKY, on behalf of the Company.

        My conimission expires: 12/1/93


                                   /s/ James Carlton Monk
                              ---------------------------------------------
                                             Notary public

[NOTARIAL SEAL]


COMMONWEALTH OF KENTUCKY )
                -------- ) : SS.
COUNTY OF CARROLL        )
          -------


        The foregoing instrument was acknowledged before me this, the 14TH day of September, 1990 by Howard L. Salot as President of KENTUCKY LADDER COMPANY, on behalf of the Company.

        My conimission expires:  June 26, 1992
                               ----------------


                               /s/ Diane Gordon
                              ---------------------------------------------
                                             Notary public

[NOTARIAL SEAL]





This instrument prepared by:

/s/ Charles R. Brodbeck
Charles R. Brodbeck
COHEN & GRIGSBY, A Professional
  Corporation
2900 CNG Tower
625 Liberty Avenue
Pittsburgh, PA  15222

                                   EXHIBIT A

                           Real Estate Description
                           -----------------------

                                 See attached.

DEED DESCRIPTION



PROPERTY TO BE CONVEYED                 TRACT A



BY:

          CARROLL COUNTY INDUSTRIAL DEVELOPMENT FOUNDATION, INC.



TO:




        BEING PART OF ORIGINAL TRACT OF CCIDF AS RECORDED IN DEED BOOK 65, PAGE 563 AND LYING ON THE WEST SIDE OF ACCESS ROAD FOR CCIDF PARK AND BEING 1020 FEET SOUTHEAST OF INTERSECTION OF AIRPORT ROAD AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:


        BEGINNING IN THE WEST RIGHT OF WAY OF CCIDF PARK ROAD AN IRON PIN FOUND AND FRONTING WOODMASTERS FOUNDATION; THENCE WITH SOUTH RIGHT OF WAY OF SAID ROAD AND ALONG PROPERTY LINE OF WOODMASTERS FOUNDATION S 55-00'-04"E, 400.06 FEET TO AN IRON PIN FOUND AND PROPERTY LINE OF CCIDF CORNER; THENCE WITH CCIDF AND LEAVING WOODMASTERS FOUNDATION AND ALONG SOUTH RIGHT OF WAY OF CCIDF PARK ROAD S 55-00'-04"E, 282.10 FEET TO AN IRON PIN SET AND REAL BEGINNING OF PROPERTY TO BE CONVEYED BEING TRACT A; THENCE LEAVING CCIDF NEW DIVISION LINE AND ALONG SOUTH 50 FOOT RIGHT OF WAY OF CCIDF PARK ROAD AND iS FOOT EASEMENT ON THE SOUTH SIDE OF THIS DESCRIBED LINE S 50-00'-04"E, 1009.69 FEET TO AN IRON PIN SET IN PROPERTY LINE OF OAK'S; THENCE LEAVING ACCESS ROAD CCIDF PARK ROAD AND ALONG OAK'S LINE S 34-35'-15"W, 506.31 FEET TO A STONE AND CORNER OF TRACT NO. 5 AND 4 OF EARL FLOYD FROM GENERAL MOTORS AND NOW KNOWN AS TRACT B ON PLAT; THENCE WITH TRACT B N 55-10'-07"W, 1013.33 FEET TO AN IRON PIN AND CORNER POST AND PROPERTY LINE OF CCIDF; THENCE LEAVING FLOYD AND ALONG NEW DIVISION LINE OF CCIDF AND CENTER OF 30 FOOT UTILITY EASEMENT 15 FEET LEFT AND RIGHT OF THIS DESCRIBED LINE N 34-59'-56"E, 509.26 FEET TO AN IRON PIN AND BEGINNING CONTAINING 11.791 ACRES AND BEING SUBJECT TO LEGAL RIGHT OF WAYS AND LEGAL EASEMENTS ON RECORD AND/OR IN EXISTENCE.

DEED DESCRIPTION

PROPERTY TO BE CONVEYED



BY:
                  EARL FLOYD      TRACT B

TO:



        BEING TRACT NO. 5 OF GENERAL MOTORS TO EARL FLOYD AND LYING ON THE NORTHWEST PORTION OF TOTAL 107 ACRE TRACT OF EARL FLOYD FROM GENERAL MOTORS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:


        BEGINNING IN SOUTH RIGHT OF WAY OF ACCESS ROAD TO CCIDF PARK AN IRON PIN SET AND PROPERTY LINE OF TRACT A; THENCE LEAVING SOUTH RIGHT OF WAY AND ALONG DIVISION LINE OF CCIDF AND TRACT A AND ALONG 30 FOOT UTILITY EASEMENT 15 FEET LEFT AND RIGHT OF DESCRIBED LINE S 34-59'-56"W, 509.26 FEET TO A CORNER POST AND IRON PIN AND REAL BEGINNING OF TRACT B; THENCE WITH PROPERTY LINE OF CCIDF AND 30 FOOT UTILITY EASEMENT BEING 15 FEET LEFT AND RIGHT OF DESCRIBED LINE S 48-23'-04"W, 480.38 FEET TO A CORNER POST AND PROPERTY LINE OF PHELPS DODGE ALUMINUM PRODUCTS CO. AND END OF 30 FOOT UTILITY EASEMENT AND BEGINNING OF 20 FOOT EASEMENT LYING TOTAL EAST OF THIS LINE BEING LEFT OF DESCRIBED LINE; THENCE WITH PDAPC PROPERTY LINE AND 20 FOOT EASEMENT S 15-27'-31"E, 1446.56 FEET TO AN IRON PIN AND CORNER OF TRACT 2 AND TRACT 3 OF EARL FLOYD; THENCE LEAVING PDAPC AND CORNER OF TRACT 2 AND 20 FOOT EASEMENT AND ALONG PROPERTY LINE OF TRACT 3 N 47-59'-33"E, 672.01 FEET TO AN IRON PIN FOUND AND CORNER OF TRACT 4 OF EARL FLOYD; THENCE LEAVING TRACT 3 AND ALONG TRACT NO. 4 N 48-10'-21"E, 755.52 FEET TO AN IRON PIN SET AND PROPERTY LINE OF OAK'S; THENCE LEAVING TRACT NO. 4 AND ALONG OAK'S LINE N 54-51'-13"W, 314.27 FEET TO A STONE AND CORNER OF TRACT A; THENCE LEAVING OAK'S AND ALONG TRACT A N 55-10'-07"W, 1013.33 FEET TO AN IRON PIN AND CORNER POST AND BEGINNING CONTAINING 28.341 ACRES AND SUBJECT TO LEGAL RIGHT OF WAYS AND LEGAL EASEMENTS ON RECORD AND/OR IN EXISTENCE.

                                   EXHIBIT B

                       Description of Project Facilities
                       ---------------------------------


        The Project Facilities to be financed with the proceeds of the Bonds consist of the acquisition of land and construction and equipping of a manufacturing facility thereon to be used in the manufacture, processing and assembly of climbing ladder products and related products, together with storage, warehousing and distribution facilities with respect thereto.


        The following is an itemization of the estimated Project Facilities
Costs:


                            SOURCES AND USES OF FUNDS
                            -------------------------


                           SOURCES OF FUNDS
                           ----------------

        Principal Amount of Bonds       $5,000,000
        Company Equity Contribution     $  100,000
                                        ----------
        TOTAL SOURCES OF FUNDS          $5,100,000


                            USES OF FUNDS
                            -------------


        Land                            $  307,500

        Building                        $3,707,500

        Equipment                       $  785,000

        Landscaping, title fees,
        architects, engineers,
        financing costs                $  300,000
                                       ----------
        TOTAL USES OF FUNDS            $5,100,000
                                       ==========